Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY

for

OFFER TO EXCHANGE

each outstanding Class A common share of

ARDAGH GROUP S.A.

for

2.5 Shares of

ARDAGH METAL PACKAGING S.A.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON           , 2021, UNLESS THE EXCHANGE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if a shareholder wishes to participate in the Offer and (a) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (b) time will not permit all required documents to reach Computershare (the “Exchange Agent”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, or overnight courier to the Exchange Agent. See “The Exchange Offer—Procedure for Tendering” of the offer to exchange/prospectus.

The Exchange Agent for the Offer is:

Computershare Trust Company, N.A.

If Delivering By First Class Mail:

Computershare Trust Company,

N.A.

c/o Voluntary Corporate Actions

P.O. Box 43011

Providence RI 02940-3011

If Delivering By Express, Registered, Certified or Overnight Mail:

Computershare Trust Company,

N.A.
c/o Voluntary Corporate Actions

150 Royall St – Suite V

Canton MA 02021

By E-mail: canoticeofguarantee@computershare.com

This email address can ONLY be used for delivery of this
Notice of Guaranteed.
Delivery

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” (AS DEFINED IN “The Exchange Offer—Procedure for Tendering” OF THE offer to exchange/prospectus) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The “eligible institution” (as defined in the offer to exchange/prospectus) that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Exchange Agent and must deliver a properly completed and duly executed letter of transmittal or an agent’s message (as defined in “The Exchange Offer—Procedure for Tendering” of the offer to exchange/prospectus) and book-entry AGSA Shares that are the subject of this Notice of Guaranteed Delivery to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such eligible institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Ardagh Group S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg having its registered office at 56, Rue Charles Martel, L-2134 Luxembourg, Luxembourg and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 160804 (the “Offeror”), upon the terms and subject to the conditions set forth in the in the offer to exchange/prospectus, which forms a part of the enclosed registration on Form F-4 filed with the SEC, dated           , 2021 and the enclosed Schedule TO, dated           , 2021, and the related letter of transmittal (as each may be amended or supplemented from time to time as permitted therein, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Class A common shares of the Offeror (the “AGSA Shares”), in exchange for shares of Ardagh Metal Packaging S.A. held by AGSA, pursuant to the guaranteed delivery procedure set forth in “The Exchange Offer—Procedure for Tendering” of the offer to exchange/prospectus.

Number of AGSA Shares Tendered:

Name of Tendering Institution:

DTC Participant Number (if applicable):

Transaction Code Number (if applicable):

Date:

Number of Record Owner(s):
(Please Type or Print)

Address(es):
(Including Zip Code)

Area Code and Telephone Number:

Transaction Code Number:

Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”), hereby guarantees that timely confirmation of a book-entry transfer of AGSA Shares tendered hereby into the Exchange Agent’s account at The Depository Trust Company (pursuant to the procedures set forth in “The Exchange Offer—Procedure for Tendering” of the offer to exchange/prospectus), together with a properly completed and duly executed letter of transmittal with any required signature guarantees (or, in the case of a book-entry transfer through DTC, an agent’s message (as defined in “The Exchange Offer—Procedure for Tendering” of the offer to exchange/prospectus)) and any other documents required by the letter of transmittal, will be received by the Exchange Agent at one of its addresses set forth above within two (2) New York Stock Exchange trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the letter of transmittal, and/or any other required documents to the Exchange Agent within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address(es):
(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Dated: